SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – January 15, 2004

NORTH FORK BANCORPORATION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10458	36-3154608

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Broadhollow Road Melville, New York	11747

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (631) 844-1004

Item 12. Results of Operations and Financial Condition
SIGNATURE
TEXT OF EARNINGS RELEASE

Item 12. Results of Operations and Financial Condition

     North Fork Bancorporation, Inc. issued a press release reporting earnings for the fourth quarter ended December 31, 2003 of $102.4 million or diluted earnings per share of $.68. The Company’s returns on average stockholders’ equity and assets in the current quarter were 27.45% and 1.98%, respectively. The full text of the earnings release is included herein as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2004

NORTH FORK BANCORPORATION, INC.

By:	/s/ Daniel M. Healy

Daniel M. Healy
Executive Vice President
Chief Financial Officer